Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-180934, 333-134291, 333-134015, 333-104011, 333-84312, 333-57244, 333-34312 and 333-39627) of Datawatch Corporation of our report dated July 8, 2013 relating to the financial statements of Panopticon Software AB, which is incorporated by reference into this Current Report on Form 8-K dated August 28, 2013.

Öhrlings PricewaterhouseCoopers AB

/s/ Ulf Westerberg                                                  /s/ Christine Rankin

Stockholm, Sweden

August 28, 2013